As filed with the Securities and Exchange Commission on May 29, 2007	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANSEN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1850535

(State of Incorporation)	(I.R.S. Employer Identification No.

Hansen Medical, Inc.
380 North Bernardo Avenue
Mountain View, California 94043
(650) 404-5800
(Address of principal executive offices)

2006 Equity Incentive Plan
2006 Employee Stock Purchase Plan
(Full title of the plans)
Gary C. Restani
President and Chief Operating Officer
380 North Bernardo Avenue
Mountain View, CA 94043
(650) 404-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Laura A. Berezin, Esq.
Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock (par value $0.0001 per share)	1,290,333 shares	$19.71	$25,432,463.43	$780.78

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on May 23, 2007 as reported on the Nasdaq Global Market. The following chart illustrates the calculation of the registration fee:

	Number of	Offering Price per	Aggregate Offering
Securities	Shares	Share	Price

Common stock reserved for future grant under the 2006 Equity Incentive Plan	860,222	$19.71	$16,954,975.62
Common stock available for issuance under the 2006 Employee Stock Purchase Plan	430,111	$19.71	$8,477,487.81

Total	1,290,333	$19.71	$25,432,463.43
Registration Fee			$780.78

EXHIBIT INDEX
SIGNATURES
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 860,222 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2006 Equity Incentive Plan, and (ii) 430,111 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2006 Employee Stock Purchase Plan.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The contents of the Registrant’s Registration Statement on Form S-8, relating to the 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on November 28, 2006 (File No. 333-138969), are incorporated herein by reference and made a part hereof.

EXHIBIT INDEX

Exhibit
Number
4.1(1)	Specimen Stock Certificate.

4.2(2)	Amended and Restated Certificate of Incorporation of the Registrant.

4.3(3)	Amended and Restated Bylaws of the Registrant.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(1)	2006 Equity Incentive Plan, and related documents.

99.2(1)	2006 Employee Stock Purchase Plan, and related documents.
(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Securities and Exchange Commission on August 16, 2006, and incorporated by reference herein.
(2)	Previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2007, and incorporated herein by reference.
(3)	Previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2007, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 29, 2007.

Hansen Medical, Inc.
By:	/s/ Steven M. Van Dick
Steven M. Van Dick
Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Gary C. Restani and Steven M. Van Dick, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic H. Moll Frederic H. Moll, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2007
/s/ Gary C. Restani Gary C. Restani	President, Chief Operating Officer and Director	May 29, 2007
/s/ Steven M. Van Dick Steven M. Van Dick	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2007
/s/ John G. Freund John G. Freund, M.D.	Director	May 29, 2007
/s/ Russell C. Hirsch Russell C. Hirsch, M.D., Ph.D.	Director	May 29, 2007

Signature	Title	Date
/s/ Christopher P. Lowe Christopher P. Lowe	Director	May 29, 2007
/s/ Thomas M. McConnell Thomas M. McConnell	Director	May 29, 2007
/s/ James M. Shapiro James M. Shapiro	Director	May 29, 2007

EXHIBIT INDEX

Exhibit
Number
4.1(1)	Specimen Stock Certificate.

4.2(2)	Amended and Restated Certificate of Incorporation of the Registrant.

4.3(3)	Amended and Restated Bylaws of the Registrant.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(1)	2006 Equity Incentive Plan, and related documents.

99.2(1)	2006 Employee Stock Purchase Plan, and related documents.
(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Securities and Exchange Commission on August 16, 2006, and incorporated by reference herein.
(2)	Previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2007, and incorporated herein by reference.
(3)	Previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2007, and incorporated herein by reference.